UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

PARTNERS BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table below in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PARTNERS BANCORP
2245 Northwood Drive
Salisbury, Maryland 21801
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on December 14, 2022
TO THE SHAREHOLDERS OF PARTNERS BANCORP:
The 2022 Annual Meeting of Shareholders of Partners Bancorp (the “Company”), will be held online via live webcast on Wednesday, December 14, 2022 at 10:00 a.m. Eastern Time for the following purposes:
(1)
To elect three (3) persons set forth in the accompanying Proxy Statement as directors of the Company for a three-year term to hold office until the 2025 Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified; and

(2)
To ratify the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

(3)
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We are pleased to host the meeting as a completely virtual meeting that will be held online via webcast. You will be able to attend the meeting online, and, by following the instructions in the accompanying Proxy Statement, vote your shares electronically and submit questions during the meeting. There will be no physical location for shareholders to attend. If you plan to attend the meeting online, please see the instructions on page 2 of the Proxy Statement under the heading “Attending and Participating in the Meeting.”
Shareholders of record as of the close of business on October 14, 2022 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.
As permitted by rules adopted by the Securities and Exchange Commission, we are furnishing our Proxy Statement and 2021 Annual Report to Shareholders over the internet to most of our shareholders. This means that our shareholders will initially receive only a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials over the internet. This approach lowers the cost of delivering the annual meeting materials and reduces the environmental impact of the meeting. If you would like to receive a paper copy of the proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how you can request copies of these documents.
By Order of the Board of Directors
By:
/s/ Betsy J. Eicher

Betsy J. Eicher, CPA
Corporate Secretary
November 2, 2022
Management desires to have maximum participation at the meeting and it is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting online, we urge you to vote your shares via the toll-free telephone number or over the internet, as described in the Proxy Statement. If you receive these materials by mail, you may instead sign, date and mail your proxy card in the enclosed postage-paid envelope. If you decide to attend the meeting online, you will be able to vote electronically if you wish, even though you have previously submitted your proxy. A proxy may be revoked by a shareholder prior to its use by notice in writing to the Corporate Secretary of the Company, by submitting a later-dated proxy to the Corporate Secretary of the Company, by changing your vote via the toll-free telephone number or over the internet or by attending and voting during the Annual Meeting. Your vote is important regardless of the number of shares you own.
If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or nominee how to vote on your behalf. If you plan to attend the meeting online and vote electronically, you must contact your bank, broker or nominee to obtain a legal proxy and must register in advance to attend the meeting.

i

PARTNERS BANCORP
2245 Northwood Drive
Salisbury, Maryland 21801

ANNUAL MEETING OF SHAREHOLDERS
Proxy Statement

INTRODUCTION
This Proxy Statement is furnished to holders of the common stock, $0.01 par value per share, of Partners Bancorp, a Maryland corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held online on Wednesday, December 14, 2022 at 10:00 a.m. Eastern Time, and at any adjournment or postponement of the meeting. Shareholders will be able to listen, vote electronically and submit questions during the Annual Meeting.
The Annual Meeting is being held for the following purposes:
(1)
To elect three (3) persons set forth in this Proxy Statement as directors of the Company for a three-year term to hold office until the 2025 Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified; and

(2)
To ratify the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

(3)
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

On November 2, 2022, we commenced mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2021 Annual Report to Shareholders for the year ended December 31, 2021, which contains our audited financial statements, and vote over the internet.
The Annual Meeting will once again be a virtual meeting held on the internet. There will be no physical location for the meeting. We believe that a virtual meeting format provides an opportunity for full and equal participation by all shareholders, regardless of geography, while affording shareholders the same rights they would have at an in-person meeting. It also allows us to prioritize the health, safety and well-being of our shareholders, directors, employees and community during the ongoing COVID-19 pandemic. Shareholders of record as of the close of business on October 14, 2022 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Shareholders will be able to attend the Annual Meeting online, and, with a control number, vote shares electronically and submit questions during the Annual Meeting by visiting www.meetnow.global/MLYJXK9 at the Annual Meeting date and time. If you plan to attend the Annual Meeting online, please see the instructions on page 2 of this Proxy Statement under the heading “Attending and Participating in the Meeting.”
As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing our Proxy Statement and 2021 Annual Report to Shareholders over the internet to our shareholders. You will not receive a printed copy of the proxy materials in the mail, unless specifically requested. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review over the internet all of the important information contained in the Proxy Statement and 2021 Annual Report to Shareholders and on how you may submit your proxy over the internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Wednesday, December 14, 2022
The Proxy Statement, including the notice of annual meeting, and 2021 Annual Report to Shareholders are available online at www.envisionreports.com/PTRS.

THE COMPANY
The Company is a Maryland corporation and a bank holding company that holds all of the issued and outstanding shares of common stock of The Bank of Delmarva (“Delmarva”) and Virginia Partners Bank (“Virginia Partners”). The Company was incorporated on January 6, 1988 under the general corporation law of Maryland for the purpose of becoming a bank holding company for Delmarva. Delmarva is a commercial bank, which was established in Maryland in 1896, reorganized as a national bank in 1996, and reorganized as a Delaware state chartered bank in 2003. Virginia Partners is a commercial bank, which was organized under the laws of the Commonwealth of Virginia and commenced regular operations on July 8, 2008. The Company acquired Virginia Partners on November 15, 2019 through an exchange of shares in an all-stock transaction (the “Share Exchange”) pursuant to which each share of Virginia Partners common stock was exchanged for 1.7179 shares of the Company’s common stock.
GENERAL INFORMATION
Voting Rights
Only shareholders of record at the close of business on October 14, 2022 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. On that date, the Company had outstanding 17,961,699 shares of common stock, par value $0.01 per share, held by approximately 549 shareholders of record, which does not reflect the number of individuals or institutional investors holding stock in “street name” through banks, brokerage firms, and other nominees. Each share of common stock, which is the only outstanding class of the Company’s securities, is entitled to one vote on all matters submitted to a vote of the shareholders. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes “in person” attendance for purposes of establishing a quorum.
Attending and Participating in the Meeting
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively online by webcast. No physical meeting will be held.
You are entitled to attend, vote and submit questions during the Annual Meeting if you were a shareholder of the Company as of the close of business on October 14, 2022, the record date, or if you hold a valid proxy for the Annual Meeting.
To attend the Annual Meeting, visit www.meetnow.global/MLYJXK9 to log in on the date of the meeting.
In order to be able to submit questions and vote during the Annual Meeting, you will need to review the information, including the control number, included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below to obtain a control number to be able to submit questions and vote during the Annual Meeting.
If you do not have your control number, you may attend the Annual Meeting as a guest (non-shareholder) in listen-only mode, but you will not have the ability to submit questions or vote your shares during the Annual Meeting.
The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on December 14, 2022. We encourage you to access the meeting 10-15 minutes prior to the start time to leave ample time to log into the meeting and test your computer audio system. You should ensure that you have a strong internet connection to support your virtual attendance at the Annual Meeting. Please follow the instructions as outlined below.
Registration for the Annual Meeting
Registered Shareholders.   If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting. However, you will need your control number located on your Notice of Internet Availability of Proxy Materials or proxy card that you received. Please follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card that you received.
Other Shareholders.   If you hold your shares through an intermediary, such as a bank, broker or other nominee, then that organization is considered the shareholder of record and the shares are considered held in “street name.” If you hold your shares in “street name” and you wish to attend the Annual Meeting, you must register in advance to attend the Annual Meeting and to ask questions and vote during the meeting.
To register to attend the Annual Meeting you must submit proof of your proxy power (i.e., legal proxy or broker’s proxy card) reflecting your Company common stock holdings, along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and directed to Computershare by one of the following methods:
Mail:   Send a copy of your proxy power (i.e., legal proxy or broker’s proxy card), along with your name and email address, to
Computershare
Attention: Partners Bancorp Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Email:   Forward the email from your bank, broker or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com, and include your name and email address. Requests for registration must include the subject line “Legal Proxy.”
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on December 9, 2022.
You will receive a confirmation of your registration and a control number by email from Computershare after Computershare receives your registration materials. You must use the control number in order to be able to submit questions and vote during the Annual Meeting.
Voting at the Annual Meeting
All properly executed written proxies and all properly completed proxies submitted by telephone or internet pursuant to this solicitation will be voted in accordance with the directions given in the proxy unless the proxy is revoked prior to the completion of voting at the Annual Meeting (as described below). Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote during the meeting.
Registered Shareholders.   If you are a registered shareholder, you may vote during the Annual Meeting using your control number found on your Notice of Internet Availability of Proxy Materials or proxy card that you received.
Other Shareholders.   If you hold your shares through an intermediary, such as a bank, broker or other nominee, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the shareholder of record for distribution to you along with the voting instructions of the shareholder of record. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you.
If you hold your shares in “street name,” you must register in advance to vote during the Annual Meeting. To register, you must first obtain proof of your proxy power (i.e., legal proxy or broker’s proxy card) from your bank, broker or other shareholder of record and mail or email the proof of your proxy power to Computershare using the instructions set forth above under the heading “Registration for the Annual Meeting.” Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on December 9, 2022. You will receive a confirmation of your registration and control number by email from Computershare after Computershare receives your registration materials. You must use the control number in order to vote during the Annual Meeting.
Questions
Shareholders who have a control number from Computershare may submit questions either before or during the Annual Meeting by visiting www.meetnow.global/MLYJXK9 and entering your control number, and then following the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting after voting is completed, subject to time constraints. Substantially similar questions will be answered once to avoid repetition and allow more time for other questions. Our Company representative will facilitate the process by posing questions to our management team. Questions or comments that relate to proposals that are not properly before the Annual Meeting, relate to matters that are not proper subject for action by shareholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are not otherwise suitable for the conduct of the Annual Meeting as determined in the sole discretion of the Company, will not be answered. If there are questions relevant to meeting matters that cannot be answered during the meeting due to time constraints, we will post answers to a representative set of such questions (after consolidating repetitive questions) to our website at www.partnersbancorp.com, under the heading “Investor Relations — Proxy Statements,” following the meeting.
Technical Support
Support will be available to assist with any technical difficulties you may have in accessing the Annual Meeting. If you encounter any difficulties, you can utilize the technical resources available on the log-in webpage for the Annual Meeting at www.meetnow.global/MLYJXK9 or you may call 1-888-724-2416 beginning at 8:00 a.m. Eastern Time on December 14, 2022.
If there are any technical issues in convening or hosting the Annual Meeting, we will promptly post information to the Company’s website, www.partnersbancorp.com, under the heading “Investor Relations — Proxy Statements,” including information on when the Annual Meeting will be reconvened.
Submitting Proxies in Advance of the Meeting
You will receive multiple Notices of Internet Availability of Proxy Materials or printed copies of the proxy materials if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. You should vote the shares represented by each Notice of Internet Availability of Proxy Materials and proxy card you receive to ensure that all of your shares are voted.
Registered Shareholders
Registered shareholders can vote during the Annual Meeting or by proxy. If you are a registered shareholder, there are three ways for you to vote your proxy at any time prior to the meeting:
•
by internet: you can vote over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card (you will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card); or

•
by toll-free telephone: you can vote by telephone toll-free by following the instructions on the proxy card (you will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card); or

•
by mail: if you received these proxy materials by mail, you can vote by mail by signing, dating and mailing the proxy card in the postage-paid envelope provided.

Other Shareholders
If you hold your shares through an intermediary, such as a bank, broker or other nominee, then that organization is considered the shareholder of record and the shares are considered held in “street name.”

The Company provided its proxy materials to the shareholder of record for distribution to you along with the voting instructions of the shareholder of record. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you.
If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to vote during the Annual Meeting. To register, you must first obtain proof of your proxy power (i.e., legal proxy or broker’s proxy card) from your bank, broker or other shareholder of record and mail or email the proof of proxy power to Computershare using the instructions set forth above under the heading “Registration for the Annual Meeting.”
If you hold your shares through an intermediary, such as a bank, broker or other nominee, it is extremely important that you instruct your shareholder of record how to vote your shares, even if you plan to attend and vote during the Annual Meeting.
Revocability of Proxy
Registered Shareholders
Registered shareholders can change or revoke a proxy at any time before the shares are voted at the Annual Meeting. If you are a registered shareholder, you can change or revoke a proxy by any of the following methods:
•
by submitting a written notice of revocation to Betsy J. Eicher, Corporate Secretary, at 2245 Northwood Drive, Salisbury, Maryland 21801, at any time prior to the close of business on December 13, 2022; or

•
by submitting by the close of business on December 13, 2022 a completed proxy card bearing a later date than any other proxy submitted by you; or

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by toll-free telephone by following the instructions on the proxy card (you will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card); or

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by visiting the web page listed on the Notice of Internet Availability of Proxy Materials or proxy card and following the instructions (you will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card); or

•
by attending the Annual Meeting and voting during the Annual Meeting.

Your latest proxy card, telephone vote, or internet vote with respect to the same shares is the one that will be counted.
Other Shareholders
If you hold your shares through an intermediary, such as a bank, broker or other nominee, you should contact the shareholder of record to change your vote.
To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the submission deadline indicated by the shareholder’s bank, broker or other nominee, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked. A shareholder who obtains proof of proxy power and registers in advance to attend the Annual Meeting online may also revoke a previously submitted proxy by attending the Annual Meeting and voting during the meeting.
Proxies and Vote Required
Properly submitted proxies received by the Company in time to be voted at the Annual Meeting will be voted as specified by the shareholder submitting the proxy. If you properly submit a proxy in time to be voted at the Annual Meeting without indicating your instructions, the shares of common stock represented by such proxy will be voted:
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FOR the election of all of the nominees named in the Proxy Statement as directors; and

•
FOR the ratification of the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

in the discretion of the holders of the proxies on all other matters properly brought before the Annual Meeting and any adjournment or postponement of the Annual Meeting.
The inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders.
If you own shares that are held in “street name,” meaning through a broker, bank, or other nominee, and you do not provide the organization that holds the shares of record with specific voting instructions then, under the rules of the New York Stock Exchange applicable to its member firms, the organization that holds the shares may generally vote your shares with respect to “routine” matters but cannot vote your shares on “non-routine” matters. If the organization that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining approval of the matter. Under the rules of the New York Stock Exchange applicable to its member firms, we expect the only routine matter to be presented at the meeting is the ratification of the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm in Proposal Two. The election of directors in Proposal One is a non-routine matter and, therefore, a bank, broker or other nominee does not have discretionary voting power with respect to this proposal.
For the election of directors in Proposal One, with respect to each nominee, votes may be cast in favor or withheld. If a quorum is present, the directors will be elected by a plurality of the votes cast in the election of directors, meaning the three nominees receiving the greatest number of affirmative votes at the meeting, even though less than a majority, will be elected as directors; therefore, abstentions, broker non-votes or withheld votes will have no effect on the outcome of the election.
For the ratification of the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm in Proposal Two, votes may be cast in favor or against, or you may abstain from voting. For this proposal, if a quorum is present, the proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions or broker non-votes will have no effect on the outcome of Proposal Two. Proposal Two is considered a routine matter under the rules of the New York Stock Exchange, and therefore no broker non-votes are expected to occur in connection with Proposal Two.
Solicitation of Proxies
You have received these proxy materials because the Company’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail and electronic notice and access and also may be made by personal interview, telephone and email by directors, officers and regular employees of the Company, acting without compensation other than their regular compensation. Brokerage houses, fiduciaries and other custodians and nominees will be requested to forward the proxy soliciting material to the beneficial owners of shares of common stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding these proxy materials to such beneficial owners. The Company has not retained a professional proxy solicitor or other firm to assist it, for compensation, with the solicitation of proxies, although it may do so if deemed appropriate or necessary.
PROPOSAL ONE — ELECTION OF DIRECTORS
The size of the Company’s Board of Directors is currently set at eleven directors. Upon the commencement of the Annual Meeting, the size of the Company’s Board of Directors will be reduced to ten directors in connection with Steven R. Mote’s retirement. Mr. Mote has served as a director of the

Company since April 2020 and as a director of Virginia Partners since 2014. The Board of Directors greatly appreciates Mr. Mote’s leadership, commitment and contributions to the Board of Directors and the Company during his years of service. The Company’s Board of Directors is divided into three classes as nearly equal in number as possible, with one class elected each year by the Company’s common shareholders.
Three directors will be elected at the Annual Meeting. The Company’s Board of Directors has nominated for election John W. Breda, George P. Snead and Jeffrey F. Turner to be elected as directors to serve until the 2025 Annual Meeting of Shareholders, or in each case until his successor is duly elected and qualified, subject to such director’s earlier resignation or removal. Each of the directors currently serves as a director of the Company and was previously elected by shareholders of the Company. Each nominee was nominated for election as a director of the Company by the Board of Directors, upon the recommendation of the Governance & Nominating Committee.
Unless authority is withheld, all proxies received in response to this solicitation will be voted FOR the election of the nominees listed below. The nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for replacement nominees selected in accordance with the best judgment of the persons named as proxies.
Vote Required and Board Recommendation.   With respect to Proposal One, votes may be cast in favor or withheld. Directors are elected by a plurality of the votes cast. If a quorum is present, the three nominees receiving the greatest number of affirmative votes at the meeting, even though less than a majority, will be elected as directors; therefore, votes withheld and broker non-votes will have no effect on the outcome of the election of directors. The Board of Directors recommends that shareholders vote FOR each of the nominees for election to the Company’s Board of Directors.
Nominees for Election as Directors
Set forth below is information concerning the names, ages, principal occupations and business experience for the past five years for all nominees for election as director, as well as the particular experience, qualifications, attributes or skills that led the Board of Directors to conclude that each should serve as a director.
Nominees for Election to Serve Until the 2025 Annual Meeting of Shareholders
John W. Breda, 61, has served as a director of the Company and Delmarva since 2018. Mr. Breda has served as President and Chief Operating Officer of the Company since November 2019. He previously served as President and Chief Executive Officer of the Company since July 2017. He has been the President and Chief Executive Officer of Delmarva since July 2017. He joined the Company and Delmarva as Executive Vice President and Chief Credit Officer in August 2012. Prior to joining the Company, he served as Vice President of the Commercial Banking Team Leader/Group Manager, at M&T Bank from May 2011, and of Wilmington Trust Company from 1995 until that company was acquired by M&T Bank. Mr. Breda has over 35 years of banking experience. Mr. Breda graduated from Widener University with a B.S. in Business Administration. He is also a graduate of the Stonier Graduate School of Banking. Over the years he has been a member of the Wicomico Rotary Club, Greater Salisbury Committee, Salisbury-Wicomico Economic Development, Ocean City Development Corporation and Habitat for Humanity of Wicomico County. Mr. Breda’s service on the Board of Directors is supported by his many years of banking experience, and his knowledge of the Company’s business and its market areas.
George P. Snead, 53, has served as a director of the Company since November 2019 and as a director of Virginia Partners since it was established in 2007. Mr. Snead is a partner in Parrish Snead Franklin Simpson, PLC, a general practice law firm located in Fredericksburg, Virginia. Mr. Snead’s practice centers on estate planning and commercial transactions, specifically including commercial real estate purchases/sales, commercial leases, business organizations, and lending transactions. Mr. Snead graduated from Davidson College with a B.A. in Economics, and he received his law degree from the College of William and Mary. He has served as a member of the Board of Directors of Germanna Community College Educational Foundation, the Central Virginia Housing Coalition, the Massad Branch of the YMCA, the Fredericksburg Regional Chamber of Commerce, the Board of Directors of the Central Rappahannock Heritage Center and the Board of Trustees of the Community Foundation of the Rappahannock River

Region. Mr. Snead’s experience in and knowledge of commercial real estate matters provide valuable contributions to the Company’s Board of Directors.
Jeffrey F. Turner, 73, has served as a director of the Company and Delmarva since 2009, and as Chairman of the Board of Directors since January 2012. Until his retirement in 2008, Mr. Turner served as President and CEO of Mercantile Peninsula Bank and its predecessor, Peninsula Bank, from 1994 to 2008. He has over 45 years of banking experience. Over the years, he has been a member of the Salisbury Area Chamber of Commerce, member of the Greater Salisbury Committee, member of the Wicomico County Economic Development Committee, and member of the Somerset County Economic Development Committee. Mr. Turner is the former Chairman of the Board of the Peninsula Regional Medical Center, former President of the Life Crisis Center, Inc., former member of the Board of Visitors of the University of Maryland, Eastern Shore and former director of Qlarant, one of the first quality review organizations for the Centers of Medicare and Medicaid. Currently, Mr. Turner serves as a Trustee of the John B. Parsons Home Foundation and a Corporate Member of the Community Foundation of the Eastern Shore. Mr. Turner is a graduate of Towson University with a degree in Economics. Mr. Turner’s service on the Board of Directors is supported by his extensive executive and directorial experience in community banks, his administrative and leadership qualities, and his knowledge of and contacts in the communities in which Delmarva operates.
Continuing Directors
Set forth below is information concerning the names, ages, principal occupations and business experience for the past five years for all of the directors of the Company whose terms continue beyond the 2022 Annual Meeting of Shareholders, as well as the particular experience, qualifications, attributes or skills that led the Board of Directors to conclude that each should serve as a director.
Serving Until the 2023 Annual Meeting of Shareholders
Lloyd B. Harrison, III, 65, has served as a director of the Company since November 2019 and as a director of Virginia Partners since it was established in 2007. Mr. Harrison has served as Chief Executive Officer of the Company since November 2019. Mr. Harrison served as President, Treasurer, Secretary and Chief Operating Officer of Virginia Partners from its inception in 2007 to July 2014, at which time he became President and Chief Executive Officer of Virginia Partners. In December 2020, Mr. Harrison ceased serving as President of Virginia Partners but continues to serve as Chief Executive Officer of Virginia Partners. Prior to his service to Virginia Partners, Mr. Harrison served as President and Chief Executive Officer of Mercantile Southern Maryland Bank and its predecessor, Calvert Bank and Trust, from 2001 to 2007. He has over 37 years of banking experience. Over the years, he has served on the boards of many civic and charitable organizations. Mr. Harrison is a former chairman of the board of directors of Asbury Communities, Inc. and a former director of Westminster American Insurance Company. Currently, Mr. Harrison serves as the Chairman of The Fredericksburg Regional Alliance and is the past chairman of the board of directors of the Virginia Association of Community Banks. He is a trustee and the treasurer of The George Washington Foundation. He has an undergraduate degree in English from The University of Virginia and a Master in Business Administration from The College of William & Mary. Mr. Harrison’s extensive banking, leadership, and governance experience provide valuable contributions to the Company’s Board of Directors.
Kenneth R. Lehman, 63, has served as a director of the Company and Delmarva since 2014 and has served as a director of Virginia Partners since 2016. He is a private investor and former banking and securities attorney. Over the last five years, Mr. Lehman has served as a director of several banks and bank holding companies, including three companies registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): Four Oaks Fincorp where he served as a director from 2014 through November 2017, First Capital Bancorp, Inc., where he served as a director from 2012 through January 2016, and Village Bank and Trust Financial Corp., where he served as a director from June 2016 to May 2018. In addition to his service as a director of the Company, Delmarva and Virginia Partners, Mr. Lehman currently serves as a director of Heritage Southeast Bancorporation and its wholly-owned subsidiary Heritage Southeast Bank, McDonough, Georgia, Marine Bancorp of Florida and its wholly-owned subsidiary Marine Bank and Trust Company, Vero Beach, Florida, and BankFLORIDA Bancorp, Inc. and its wholly-owned subsidiary BankFLORIDA, Dade City, Florida. Mr. Lehman’s extensive experience as a director of financial institutions and as an advisor to financial institutions is invaluable to the Board of Directors in governance and strategic thinking.
James A. Tamburro, 55, has served as a director of the Company and Delmarva since 2018. He previously served as a director of Liberty Bell Bank, a bank that was previously acquired by the Company. He has been an attorney in private practice with Tamburro Law Office, in Marlton, New Jersey, since 1999, and since 2014 he has been co-owner and manager of Global Contact Publishing Co.; and since 2016 a commercial/residential real estate broker with Berkshire Hathaway Real Estate, Marlton, New Jersey. Since 2012 he has served as an Ambassador of Georgetown University’s Alumni Admissions Program. Mr. Tamburro is a graduate of Georgetown University, where he earned a B.A., and Widener University School of Law, where he earned his J.D. Mr. Tamburro’s knowledge of real estate finance and investing, along with his experience as a director of Liberty Bell Bank and Delmarva and his knowledge of and contacts in Delmarva’s New Jersey market area support his service on the Board of Directors.
Serving Until the 2024 Annual Meeting of Shareholders
Mona D. Albertine, 72, has served as a director of the Company since November 2019 and as a director of Virginia Partners since it was established in 2007. Ms. Albertine is co-founder, President and owner of Jabberwocky Books, a retail establishment which has been part of the Fredericksburg, Virginia business community since 1985. She is also a managing partner of Albertine Properties, which owns and manages commercial real estate in downtown Fredericksburg. She served eight years on the Board of Visitors of the University of Mary Washington, two years as Vice Rector and two years as Rector. Ms. Albertine served on the board of Virginia Heartland Bank prior to its merger with Second National Bank of Culpeper. For more than 34 years she has served on numerous charitable boards in the Fredericksburg area, most recently, the Community Foundation of the Rappahannock River Region and The Women and Girls Fund, where she served as President, and as a director of the Fredericksburg Regional Chamber of Commerce. She currently serves as a Member Emeritus on the board of the University of Mary Washington Foundation. Ms. Albertine received a B.A. degree in International Relations from the University of Mary Washington in 1971. Ms. Albertine’s extensive experience in banking, in leadership, in small business, and in real estate provide valuable expertise to the Company’s Board of Directors.
Mark L. Granger, 59, has served as a director of the Company and Delmarva since 1999. He is a certified public accountant, and specializes in tax and financial consulting for individuals, and tax, accounting and consulting for small and medium sized businesses on the Delmarva Peninsula. He has been Managing Partner of Granger & Magee, PA, Salisbury, Maryland since 2000, and previously served as a partner and manager of Faw, Casson & Co., LLP, Salisbury, Maryland from 1993 to 1999. He has over 31 years of accounting experience. He has a B.A. from the University of Lynchburg, and an M.S. in Taxation from Pace University, New York City. His service on the Board of Directors is supported by his specialized knowledge of accounting and financial matters, and his knowledge of the communities in which Delmarva operates and business connections in Delmarva’s markets.
Robert C. Wheatley, 65, has served as a director of the Company and Delmarva since 1998. Mr. Wheatley has been the managing member and owner of The Whayland Group LLC, a real estate project management and consulting firm since 2009, and was President and owner of The Whayland Company, Inc., a commercial construction company from 1993 to 2013. He serves on the Sussex County Planning and Zoning Commission, the Delaware Association of Professional Engineers, the Laurel Development Corp., Delaware Economic and Environmental Development Commission and other public and private economic development initiatives. A graduate of Salisbury University, he is also an associate real estate broker with Keller Williams Realty, Inc. since 2016. Mr. Wheatley’s service on the Board of Directors is supported by his extensive knowledge of commercial real estate and real estate development matters in the communities in which Delmarva operates, along with his knowledge of and contacts in the communities in which Delmarva operates.
Michael W. Clarke, 61, brings over 38 years of experience in all aspects of commercial banking, corporate finance, and capital formation. Mr. Clarke manages a variety of passive and active investments in small to mid-sized businesses with a particular focus on financial services. Mr. Clarke is a senior portfolio advisor at FJ Capital Management assisting in the evaluation and management of investments in the

U.S. financial services industry. Mr. Clarke represents FJ Capital and his own interests in service as a director of the Georgia Banking Company based in Atlanta, Georgia since February 2021. Mr. Clarke also serves as a manager of the Graystone Investment Fund, an entity focused on the development and operation of multi-family real estate located in proximity to “Power 5 Conference Universities” in the Southeast. Over the last five years, Mr. Clarke has served as a director of Atlantic Union Bankshares Corporation (Risk Management Committee) and Access National Corporation, including their banking subsidiaries, each of which was registered under Section 12 of the Exchange Act. From February 2019 to January 2021, Mr. Clarke served on the Board of Directors of Atlantic Union Bankshares Corporation and its subsidiary, Atlantic Union Bank. Previously, Mr. Clarke served as President, Chief Executive Officer and a director of Access National Corporation from its formation in 2002 until being acquired by Atlantic Union Bankshares Corporation in February 2019. Mr. Clarke was the principal organizer of Access National Bank, the lead subsidiary of Access National Corporation, leading the $10 million friends and family capital offering and authoring the business plan and regulatory applications requisite to charter approval and deposit insurance. Prior to organizing Access National Bank, Mr. Clarke served as Chief Credit Officer of Patriot National Bank, or Patriot, in Vienna, Virginia, from its inception in 1990 until the company was sold in 1997 and remained with the successor, United Bank, in the same capacity through 1998. Prior to joining Patriot, Mr. Clarke was Vice President of commercial lending at Crestar Bank in Alexandria, Virginia. Mr. Clarke graduated from Virginia Tech with a B.S. degree in finance and marketing. Mr. Clarke’s active and past community and industry board service roles include: Virginia Tech Foundation (Audit Chair); Virginia Bankers Association; Business Finance Group (an SBA Certified Development Company); Salem Halifax Capital Partners; Chairman, Greater Reston Chamber of Commerce; Founding Member & Chair of the IncSpire Business Incubator; Chair of the Finance Advisory Board at Virginia Tech; Chair & Treasurer of the Adult Community Education Foundation; and Chair of The Pamplin College of Business Advisory Council. Mr. Clarke’s qualifications to serve on the Company’s Board of Directors include his extensive executive and directorial experience in community banks, his administrative and leadership qualities, and his knowledge of and contacts in the communities in which the Company operates, particularly the Greater Washington and Northern Virginia markets.
CORPORATE GOVERNANCE
Director Independence and Qualifications
As required under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board must qualify as “independent,” as affirmatively determined by the board. Consistent with this consideration, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company and its senior management, the Company’s Board of Directors has affirmatively determined that each director and nominee for director, other than Mr. Breda and Mr. Harrison, is currently, and was during 2021, an “independent director” within the meaning of the applicable Nasdaq listing standards. In determining that Mr. Clarke is an independent director, the Board of Directors considered Mr. Clarke’s consulting relationship with Virginia Partners and all other relevant information. Each current director also served as a director during 2021.
In reaching these conclusions, the Company’s Board of Directors found that none of the directors or nominees for director determined to be independent had a material or other disqualifying relationship with the Company. The Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which Virginia Partners and Delmarva enter into in the ordinary course of business, which are disclosed under “Certain Relationships and Related Party Transactions” described below as well as the employment and consulting arrangements described under “Director Compensation” and “Executive Compensation.”
The Company believes that its directors and nominees possess diverse skills, experiences and perspectives that enable the Board of Directors to execute its responsibilities. The Company has posted the Nasdaq Diversity Matrix regarding the Board of Director’s diversity characteristics in the “Who We Are” section of our website at www.partnersbancorp.com.
Board Leadership Structure
The Board of Directors has an independent Chairman who has authority, among other things, to preside over Board of Directors meetings, including meetings of shareholders, and shall have such powers and duties as may, from time to time, be assigned by the Board of Directors. Accordingly, the Chairman has substantial ability to shape the work of the Board of Directors. We believe that having separate positions for the Chairman of the Board of Directors and the Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of the Company’s business and affairs, including risk management. In addition, we believe that having an independent Chairman of the Board of Directors creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and ensuring management’s actions align with the best interests of the Company and our shareholders. As a result, we believe that having an independent Chairman of the Board of Directors can enhance the effectiveness of our Board of Directors as a whole.
Role of the Board in Risk Oversight
A key function of the Board of Directors is informed oversight of our risk management process. The Board of Directors has a standing Risk Committee to assist the Board of Directors in overseeing the Company’s management of its financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance, model and other risks and to oversee the Company’s enterprise risk management framework. In addition, other standing committees address risks inherent in their respective areas of oversight. The Audit & Compliance Committee oversees and discusses with management the Company’s major financial and other risk exposures and the steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit & Compliance Committee also reviews with management the categories of risk the Company faces by line of business, product and region.
Management periodically reports to the Board of Directors or the relevant committee, which provides guidance on risk assessment and mitigation. Each committee charged with risk oversight reports to the Board of Directors on relevant matters and committee activities.
The Company believes that its leadership structure promotes effective oversight of risk management by the Board of Directors as the Risk Committee and Audit & Compliance Committee are comprised solely of independent directors and monitor the Company’s policies and practices with respect to risk assessment and risk management. Additionally, directors are provided with the information necessary to evaluate the Company’s significant risks and strategies to address such risks.
The Company currently has no policy with respect to transactions that are designed to hedge or offset decreases in the market value of securities granted to employees or directors as part of the compensation of the employee or director or otherwise held directly or indirectly by the employee or director. Under the Company’s Insider Trading Policy, directors, officers and any designated employees of the Company and its subsidiaries should obtain pre-clearance from the Company’s Chief Executive Officer or Chief Financial Officer for trades involving the Company’s securities, including derivative securities relating to the Company’s common stock.
Meetings of the Board of Directors
The Board of Directors met thirteen times during 2021. Each director in 2021 attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served during the portion of the year for which he or she was a director or committee member.
As required under applicable Nasdaq listing standards, in 2021, our independent directors met in regularly scheduled executive sessions at which only independent directors are present.
The Company has not adopted a formal policy on directors’ attendance at annual meetings of shareholders, although all directors are encouraged to attend. All directors of the Company attended the 2021 Annual Meeting of Shareholders on May 19, 2021 (the “2021 Annual Meeting”).
Committees of the Board of Directors
The Board of Directors has a standing Audit & Compliance Committee, Compensation Committee and Governance & Nominating Committee. Each of these committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of

Directors has determined that each member of each of these committees currently meets the applicable Nasdaq rules and regulations regarding “independence.” The Board of Directors also has a standing Risk Committee, as discussed above under “Role of the Board in Risk Oversight.”
Audit & Compliance Committee
The Audit & Compliance Committee assists the Board of Directors in overseeing:
•
the quality and integrity of the accounting and financial reporting processes and financial statement audits of the Company and its subsidiaries;

•
the independent registered public accounting firm’s qualifications and independence;

•
the performance of the Company’s internal audit function and independent registered public accounting firm;

•
the Company’s compliance with legal and regulatory requirements; and

•
the Company’s disclosure controls and procedures and internal control over financial reporting.

Current members of the Audit & Compliance Committee are Mr. Granger (Chair), Ms. Albertine, Mr. Mote and Mr. Wheatley. These individuals also served as members in 2021. The Board of Directors has determined that the current members of the Audit & Compliance Committee are, and during 2021 were, independent under the heightened standards of independence required by Section 5605(c)(2)(A) of the Nasdaq rules and SEC Rule 10A-3.
In addition, at least one member of the Audit & Compliance Committee has past employment experience in finance or accounting or comparable experience which results in the individual’s financial sophistication. The Board of Directors has also determined that Mr. Granger qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC.
The Audit & Compliance Committee met eight times during 2021. The Board of Directors has adopted a written Audit & Compliance Committee charter that is publicly available in the “Who We Are” section of our website at www.partnersbancorp.com.
Report of the Audit & Compliance Committee of the Board of Directors
The Audit & Compliance Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management of the Company. The Audit & Compliance Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit & Compliance Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit & Compliance Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit & Compliance Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021.
Mark L. Granger
Mona D. Albertine
Steven R. Mote
Robert C. Wheatley
Compensation Committee
The Compensation Committee assists the Board of Directors in its responsibilities relating to compensation of the Company’s executive officers and has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they affect the executive officers. The Compensation Committee also administers the Company’s 2021 Incentive Stock Plan (the “2021 Incentive Stock Plan”).

Current members of the Compensation Committee are Mr. Mote (Chair), Mr. Granger, Mr. Lehman and Mr. Turner. These individuals also served as members in 2021. The Board of Directors has determined that the current members of the Compensation Committee are, and during 2021 were, independent under applicable Nasdaq listing standards.
The Company’s executive compensation program is designed to attract and retain highly skilled and motivated officers who will manage the Company in a manner to promote our growth and profitability, prudently preserve our capital, and advance the interests of our shareholders. Delmarva and Virginia Partners currently have separate compensation programs. Compensation for executive officers of the Company, each of whom is also an executive officer of Delmarva or Virginia Partners, is initially approved by the board of directors or a committee of the board of directors of the respective bank and then approved by the Compensation Committee of the Company. In their roles as chief executive officer of the respective banks, Mr. Harrison and Mr. Breda may make recommendations regarding the compensation of executive officers. The Compensation Committee reviews the compensation for executive officers of the Company to ensure that it is appropriate.
The Compensation Committee met seven times during 2021. The Board of Directors has adopted a written Compensation Committee charter that is publicly available in the “Who We Are” section of our website at www.partnersbancorp.com.
Governance & Nominating Committee
The Governance & Nominating Committee identifies and evaluates qualified candidates and recommends nominees to the Board of Directors for election by shareholders or to fill any vacancies, oversees the annual evaluation of the Board of Directors, assesses governance policies and practices and reports to the Board of Directors as needed. The Governance & Nominating Committee also evaluates and recommends director compensation to the Company’s Board of Directors for approval.
Current members of the Governance & Nominating Committee are Mr. Tamburro (Chair), Mr. Clarke, Mr. Lehman, Mr. Snead and Mr. Turner. These individuals also served as members in 2021. The Board of Directors has determined that the current members of the Governance & Nominating Committee are (and that all of the members of the Governance & Nominating Committee serving during 2021 were) independent under applicable Nasdaq listing standards.
The Governance & Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Governance & Nominating Committee also generally considers such factors as possessing relevant expertise upon which to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company and its shareholders. The Governance & Nominating Committee retains the right to modify these qualifications from time to time as it deems appropriate.
Candidates for director are reviewed in the context of the current composition of the Board of Directors, including the size, organization, leadership and structure of the Board of Directors, the operating requirements of the Company and the long-term interests of shareholders.
In conducting the review of candidates for director, the Governance & Nominating Committee typically considers age, skills and such other factors as it deems appropriate, given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability. Although the Company has no formal policy regarding diversity, as a matter of practice in its evaluation of candidates, the Governance & Nominating Committee considers whether the Board of Directors, as a whole, is diverse and includes individuals with various backgrounds, career experience, technical skills, industry knowledge and experience, financial expertise and local or community ties. The Governance & Nominating Committee also evaluates and makes a recommendation to the Board of Directors regarding whether each candidate is independent for Nasdaq purposes and under applicable SEC rules and regulations. Generally, potential candidates are identified and suggested by members of the Board of Directors or management using their business networks. The Governance & Nominating Committee may also engage, if it deems appropriate, a professional search firm or other third-party advisor. The Governance & Nominating Committee conducts any appropriate inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Governance & Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors.
Although the Governance & Nominating Committee has no formal policy with respect to the consideration of director candidates recommended by shareholders, the committee will consider candidates for directors proposed by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All shareholder recommendations should be submitted to the attention of the Governance & Nominating Committee of the Board of Directors, Partners Bancorp, 2245 Northwood Drive, Salisbury, Maryland 21801, and must be received by May 29, 2023 to be considered by the Governance & Nominating Committee for the 2023 election of directors. Any candidate recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Governance & Nominating Committee.
The Governance & Nominating Committee met seven times during 2021. The Board of Directors has adopted a written Governance & Nominating Committee charter that is publicly available in the “Who We Are” section of our website at www.partnersbancorp.com.
Shareholder Communications with the Board of Directors
Shareholders may communicate with the entire Board of Directors or any member of the Board of Directors by addressing correspondence to the Board of Directors or to the individual director and sending such communication to the Corporate Secretary at Partners Bancorp, 2245 Northwood Drive, Salisbury, Maryland 21801. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the Board of Directors), or to the individual director.
Code of Ethics
The Company has adopted a Code of Ethics that applies to its directors, executive officers (including its principal executive officer, principal financial officer and principal accounting officer or controller) and employees (the “Code”). The Code is available in the “About Us” section of our website at www.partnersbancorp.com. If the Company chooses to no longer post the Code on its website, it will provide a free copy to any person upon written request to Partners Bancorp, c/o Office of the President, 2245 Northwood Drive, Salisbury, Maryland 21801. The Company intends to provide any required disclosure of any amendment to or waiver from the Code that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, in the “About Us” section of our website at www.partnersbancorp.com promptly following the amendment or waiver. The Company may elect to disclose any such amendment or waiver in a report on Form 8-K filed with the SEC either in addition to or in lieu of the website disclosure.
The information contained on or connected to the Company’s website is not incorporated by reference in this Proxy Statement and should not be considered part of this or any other report that the Company files or furnishes to the SEC.
Legal Proceedings and Family Relationships
The Board of Directors is not aware of any involvement in legal proceedings that would be material to an evaluation of the ability or integrity of any director or executive officer; nor is the Board of Directors aware of any family relationship between any director or executive officer.
Certain Relationships and Related Party Transactions
Delmarva and Virginia Partners have had, and expect to have in the future, banking transactions, including loans, in the ordinary course of business with some of the Company’s, Delmarva’s and Virginia Partners’ directors and executive officers and their associates. All such transactions have been on substantially the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Loans to insiders require approval by the respective bank’s Board of Directors, with any interested director not participating. Delmarva and Virginia Partners also apply the same standards to any other transaction with an insider. Additionally, loans to directors or their related parties must be approved by the respective bank’s Directors’ Loan Committee and are reported to the Company’s Board of Directors and Audit & Compliance Committee. Other related party transactions involving directors must be reviewed and approved by the Board of Directors or a designated committee.
The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company during the years ended December 31, 2021 and December 31, 2020 amounted to $28.0 million and $25.9 million, respectively. This represents approximately 19.8% and 19.0% of the Company’s total shareholders’ equity at December 31, 2021 and 2020, respectively. The aggregate amount of such loans outstanding at December 31, 2021 and 2020 to individuals who were officers, directors or affiliates of the Company during the year was $22.0 million and $19.8 million, respectively. None of such loans was classified as past due, nonaccrual or troubled debt restructurings at December 31, 2021 or 2020. In the opinion of the Company’s Board of Directors, the terms of these loans are no less favorable to Delmarva or Virginia Partners than terms of the loans from Delmarva or Virginia Partners to unaffiliated parties. At the time each loan was made, management believed that these loans involved no more than the normal risk of collectability and did not present other unfavorable features.
Executive Officers Who Are Not Directors
Set forth below is information as of October 14, 2022, concerning the name, age, positions held with the Company, the term of office as an executive officer and business experience for the past five years for each of the Company’s executive officers who are not directors. The biographies for Mr. Harrison and Mr. Breda are included above in the section titled “Proposal One — Election of Directors.”
J. Adam Sothen, 46, has served as Chief Financial Officer of the Company since November 2019 and Executive Vice President and Chief Financial Officer of Virginia Partners since April 2018. From June 2017 through March 2018, Mr. Sothen served as Executive Vice President and Chief Financial Officer of Sonabank and Sonabank’s parent company, Southern National Bancorp of Virginia, Inc. Previous to that, Mr. Sothen was employed by EVB as Vice President and Corporate Controller from June 2010 until October 2012, and from September 2011 through June 2017, as Executive Vice President and Chief Financial Officer of EVB and EVB’s parent company, Eastern Virginia Bankshares, Inc. He is a graduate of Shepherd University with a B.S. in Accounting.
Elizabeth (“Betsy”) J. Eicher, 45, has served as Chief Accounting Officer of the Company since November 2019 and Senior Vice President and Chief Financial Officer of Delmarva since 2015. Ms. Eicher also served as Senior Vice President and Chief Financial Officer of the Company from 2015 to November 2019. Prior to joining the Company and Delmarva, she was an Accounting Manager at TGM Group LLC, where she had served in progressively responsible roles as an accountant on external audits since 2005. She is a graduate of Salisbury University with a B.A. in Accounting, and she has a B.S. in Psychology from the University of Pittsburgh at Johnstown.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of October 3, 2022, the amount and percentage of the common stock of the Company beneficially owned by each director, each named executive officer and all directors and current executive officers of the Company as a group. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the securities shown. The business address of each director and executive officer is the Company’s principal address. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days (“presently exercisable”). Unless otherwise indicated, none of the shares listed below are pledged as collateral for a loan.
Name of Beneficial Owner	Number of Shares of Common Stock	Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned	Percent of Class(1)
Directors
Mona D. Albertine	56,778(2)	—	56,778	*
John W. Breda	29,946	—	29,946	*
Michael W. Clarke	203,964	—	203,964	1.14%
Mark L. Granger	30,797(3)	—	30,797	*
Lloyd B. Harrison, III	199,170(4)	—	199,170	1.11%
Kenneth R. Lehman	7,386,431(5)	—	7,386,431	41.12%
Steven R. Mote	29,936	—	29,936	*
George P. Snead	24,161	—	24,161	*
James A. Tamburro	21,644(6)	—	21,644	*
Jeffrey F. Turner	59,682(7)	—	59,682	*
Robert C. Wheatley	15,122	—	15,122	*
Named Executive Officers Who are Not Directors
J. Adam Sothen	—	25,768	25,768	*
All Directors and Current Executive Officers as a Group (13 persons)	8,057,631	25,768	8,083,399	45.00%

*
Percentage of ownership is less than one percent of the outstanding shares.

(1)
Each percentage is based on 17,961,699 shares of common stock issued and outstanding on October 3, 2022.

(2)
Amount includes 46,383 shares over which Ms. Albertine shares voting and investment power with her spouse.

(3)
Amount includes 18,750 shares held by his mother over which Mr. Granger shares voting and investment power.

(4)
Amount includes 80,117 shares over which Mr. Harrison shares voting and investment power with his spouse and 34,358 shares held in Mr. Harrison’s spouse’s IRA account, for which account Mr. Harrison disclaims beneficial ownership.

(5)
All of these shares are pledged as collateral for a loan.

(6)
Amount includes 700 shares held by Mr. Tamburro’s spouse over which Mr. Tamburro shares voting and investment power with his spouse, 2,683 shares held jointly over which Mr. Tamburro shares voting and investment power with his spouse, 566 shares held in Mr. Tamburro’s spouse’s IRA account over which account Mr. Tamburro shares voting and investment power with his spouse, 488 shares held by Mr. Tamburro’s spouse as custodian for their children over which Mr. Tamburro shares voting and investment power with his spouse, 70 shares held by Mr. Tamburro’s spouse in trust for their children over which Mr. Tamburro shares voting and investment power with his spouse, and 72 shares held by Mr. Tamburro as custodian for their child over which Mr. Tamburro shares voting and investment power with his spouse.
(7)
Amount includes 29,002 shares over which Mr. Turner shares voting and investment power with his spouse and 6,012 shares held by JFT LLC, of which Mr. Turner is the sole member and owner.

Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act, each of the Company’s directors, executive officers and persons who own more than 10% of the Company’s securities is required to file reports of ownership and changes in ownership of the Company’s securities with the SEC and to provide copies of such reports to the Company. To the Company’s knowledge, based solely on a review of the information and reports furnished to the Company, the Company believes that all reporting persons timely field all reports required under Section 16(a) during 2021, with the following exceptions: Mr. Clarke inadvertently omitted certain holdings from his timely filed initial Form 3, Mr. Clarke reported two transactions late on a Form 4, and Mr. Tamburro reported one transaction late on a Form 4.

EXECUTIVE COMPENSATION
The Company’s executive compensation program is designed to attract and retain highly skilled and motivated officers who will manage the Company in a manner to promote our growth and profitability, prudently preserve our capital, and advance the interests of our shareholders.
Delmarva and Virginia Partners currently have separate compensation programs. Compensation for executive officers of the Company, each of whom is also an executive officer of Delmarva or Virginia Partners, is initially approved by the board of directors or a committee of the board of directors of the respective bank and then reviewed and approved by the Compensation Committee of the Company. In their roles as chief executive officer of the respective banks, Mr. Harrison and Mr. Breda may make recommendations regarding the compensation of executive officers.
In 2021, the Compensation Committees of the Company, Delmarva and Virginia Partners engaged ChaseCompGroup, LLC to assist in an evaluation of Delmarva’s and Virginia Partners’ executive compensation programs and to provide information on executive compensation at peer banks. The Compensation Committee considered the input from ChaseCompGroup, LLC in making executive compensation decisions, as well as each executive’s performance and contribution to the overall Company goals.
The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the past two years to the following individuals (referred to herein as “named executive officers”):
•
Lloyd B. Harrison, III, Chief Executive Officer of the Company;

•
John W. Breda, President and Chief Operating Officer of the Company; and

•
J. Adam Sothen, Chief Financial Officer of the Company.

All compensation in the following table was paid by Delmarva for Mr. Breda, who is an employee of Delmarva, and by Virginia Partners for Mr. Harrison and Mr. Sothen, who are employees of Virginia Partners. The Company shares the cost of compensation for the executive officers of the Company based on cost-sharing arrangements with each of Delmarva and Virginia Partners.
Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation(3)	Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Lloyd B. Harrison, III Chief Executive Officer, Company; Chief Executive Officer, Virginia Partners(1)	2021	$332,750	$9,983	—	—	$69,877	—	$52,647	$465,257
	2020	$315,869	$32,443	—	—	$56,269	—	$37,257	$441,838
John W. Breda President and Chief Operating Officer, Company; President and Chief Executive Officer, Delmarva	2021	$332,750	$66,000	—	—	—	—	$42,284	$441,034
	2020	$302,500	$30,000	—	—	—	—	$26,068	$358,568
J. Adam Sothen Chief Financial Officer, Company; Executive Vice President and Chief Financial Officer, Virginia Partners	2021	$206,000	$6,180	—	—	$28,840	—	$9,923	$250,943
	2020	$208,787	$21,654	—	—	$25,546	—	$12,980	$268,967

(1)
Mr. Harrison served as President of Virginia Partners until December 2020.

(2)
For Mr. Harrison, for 2021, reflects a bonus under the Virginia Partners Discretionary Profit Sharing

Plan. For Mr. Harrison, for 2020, reflects a $30,000 discretionary bonus awarded for performance outside of the Virginia Partners management incentive plan and a $2,443 bonus under the Virginia Partners Discretionary Profit Sharing Plan. For Mr. Breda, for 2021 and 2020, reflects a discretionary bonus awarded for performance. For Mr. Sothen, for 2021, reflects a bonus under the Virginia Partners Discretionary Profit Sharing Plan. For Mr. Sothen, for 2020, reflects a $20,000 sign on bonus from when he joined Virginia Partners in April 2018 that was paid in 2020 and a $1,654 bonus under the Virginia Partners Discretionary Profit Sharing Plan.
(3)
Reflects bonus awarded for 2021 and 2020 performance under the Virginia Partners management incentive plan.

(4)
All other compensation for 2021 consisted of the following:

Name	Car Allowance/ Company Car(1)	Company-paid Life Insurance Premiums(2)	401(k) Matching Contributions	Reimbursement of Legal and Tax Advisor Fees(3)	Other(4)
Lloyd B. Harrison, III	$25,711	$5,162	$7,104	$12,513	$2,157
John W. Breda	$14,291	$3,337	$7,806	$16,850	$—
J. Adam Sothen	$—	$—	$7,343	$2,580	$—

(1)
For Mr. Harrison, reflects cost to Virginia Partners to provide company-owned car, including depreciation, with all maintenance, operating and insurance expense paid by Virginia Partners. For Mr. Breda, reflects cost to Delmarva to provide company-owned car, including depreciation, with all maintenance, operating and insurance expense paid by Delmarva.

(2)
For Mr. Harrison, reflects cost to Virginia Partners to provide supplemental life insurance per his employment agreement. For Mr. Harrison, no amounts are included with respect to BOLI because Virginia Partners had no incremental cost attributable to BOLI in 2021. For Mr. Breda reflects cost to Delmarva to provide supplemental life insurance per his employment agreement. For Mr. Breda no amounts are included with respect to BOLI because Delmarva had no incremental cost attributable to BOLI in 2021.

(3)
For Mr. Harrison and Mr. Breda, reflects cost to Partners to reimburse legal fees related to amendments to their employment agreements. For Mr. Sothen, reflects cost to Partners to reimburse legal fees related to his updated employment agreement.

(4)
For Mr. Harrison, reflects cost to Virginia Partners to reimburse for business-related club expenses per his employment agreement. Mr. Breda reimburses Delmarva for any club expenses related to personal use.

Equity Compensation
The following table sets forth, on an award by award basis, information concerning all awards of stock options held by the named executive officers at December 31, 2021. All stock options were granted with an exercise price of 100% of fair market value as determined in accordance with the Company’s equity compensation plans (including acquired plans). The number of shares subject to each award and the exercise price have been adjusted to reflect any stock dividends, stock splits and merger or share exchange assumption adjustments effected after the date of such award, but have not otherwise been modified. None of the named executive officers held any unvested restricted stock or restricted stock units at December 31, 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Lloyd B. Harrison, III	—	—	—	—	—	—
John W. Breda	—	—	—	—	—	—
J. Adam Sothen	25,768	—	$7.72	4/16/2028	—	—
All outstanding stock options were granted under equity plans that the Company assumed in connection with the Share Exchange.
Employment Agreements and Benefit Plans
Lloyd B. Harrison, III.   In connection with the Share Exchange, Mr. Harrison entered into an Employment Agreement, dated December 13, 2018 (the “Harrison Employment Agreement”), which became effective upon effectiveness of the Share Exchange. On November 4, 2021, the Company and Mr. Harrison entered into the First Amendment to the Harrison Employment Agreement (together with the Harrison Employment Agreement, the “Amended Harrison Employment Agreement”).
Under the Amended Harrison Employment Agreement, Mr. Harrison serves as Chief Executive Officer of the Company and as Chief Executive Officer of Virginia Partners. Subject to election requirements, Mr. Harrison will also serve as a director of the Company and Virginia Partners. On the management succession date contemplated under the Amended Harrison Employment Agreement (the “Management Succession Date”), or such earlier date as the Company Board may determine, Mr. Harrison will depart the position of Chief Executive Officer of the Company and Mr. Breda would become President and Chief Executive Officer of the Company. At the Management Succession Date, Mr. Harrison may elect to continue as Chief Executive Officer of Virginia Partners, or he may elect to retire, although his compensation and benefits would continue through December 31, 2022 either way. The Amended Harrison Employment Agreement has an initial term of three years and will be automatically renewed for successive one year periods, unless a party decides not to renew the agreement and provides notice thereof 60 days prior to the applicable renewal period or the agreement is terminated in accordance with its terms. For purposes of the Amended Harrison Employment Agreement, “Management Succession Date” means the first to occur of the following: (1) the thirtieth calendar day after the Board has determined, by a majority vote that has taken place as part of a Board meeting, that the transaction whereby OceanFirst Financial Corp. (“OCFC”) will acquire the Company (the “merger”) will not take place or occur, or (2) June 30, 2022, unless the Board, prior to June 30, 2022, determines by majority vote that the Merger remains viable and the Company will continue to pursue the Merger beyond June 30, 2022, in which event the Management Succession Date shall be determined as provided in sub-section (1). On April 27, 2022, the Board made the determinations described in subsection (2) of the definition of Management Succession Date, thereby extending the Management Succession Date until thirty days following such date as the Board determines that the Merger shall not occur, or such earlier date as the Board may otherwise determine. Unless the Board further determines that there shall be a Management Succession Date prior to completion of the Merger, if the Merger is completed there will be no Management Succession Date.
Under the Amended Harrison Employment Agreement, Mr. Harrison initially received a base salary of $275,000 per year, increasing a minimum of ten percent on each of January 1, 2020 and January 1, 2021, with further increases being subject to the discretion of Virginia Partners’ board of directors with the recommendation of the compensation committee. Virginia Partners also provides benefits to Mr. Harrison, such as five weeks of vacation, use of a company car, life insurance, retirement plans, reimbursement for business-related club expenses, reimbursement of legal and tax fees up to $7,500 in connection with the negotiation of the employment agreement, and all other benefits that Virginia Partners or the Company provide from time to time to senior executives. Mr. Harrison is entitled to bonus incentive payments as approved by the Company Board and equity awards as approved by the Company Board or compensation committee. These stock awards vest upon a change in control event, as defined in the employment agreement. In connection with a change in control, Mr. Harrison will be paid three times his salary over 36 months and one times his average bonus. Mr. Harrison will also be provided with benefits during such 36-month period.
Mr. Harrison’s employment agreement will automatically terminate upon the death or “Disability,” as defined in the employment agreement, of Mr. Harrison. The Company or Virginia Partners may terminate the employment agreement immediately for “Cause,” as defined in the employment agreement, and may terminate the employment agreement without Cause upon providing 60 days prior notice. Additionally, the Company or Virginia Partners may terminate the employment agreement for regulatory purposes, which means the employment agreement needs to be revised as a result of applicable statute, rule, regulation, order, agreement or understanding promulgated by any bank regulatory agency and the parties cannot agree on the changes necessary to bring the employment agreement in compliance. Mr. Harrison may terminate the employment agreement with “Good Reason,” as defined in the employment agreement, and may terminate the employment agreement without Good Reason upon providing 60 days prior notice. Additionally, Mr. Harrison may terminate the employment agreement within one year after the Management Succession Date. In connection with a termination without Cause or for Good Reason, Mr. Harrison will be paid his salary for the longer of 12 months or the remainder of the then-current term and continue to receive health insurance. Mr. Harrison will receive the same benefits for a one year period if he terminates his employment within one year after the Management Succession Date.
Mr. Harrison’s employment agreement contains non-compete, non-solicitation, non-interference, return of documents and confidentiality provisions. Additionally, Mr. Harrison agrees to devote his full business time and attention to his duties, and may not perform services for or obtain a financial or ownership interest in any other entity without the consent or approval of the Company and Virginia Partners board of directors.
John W. Breda.   In connection with the Share Exchange, Mr. Breda entered into an Employment Agreement, dated December 13, 2018 (the “Breda Employment Agreement”), which became effective upon effectiveness of the Share Exchange. On November 4, 2021, the Company and Mr. Breda entered into the First Amendment to the Breda Employment Agreement (together with the Breda Employment Agreement, the “Amended Breda Employment Agreement”). Under the Amended Breda Employment Agreement, Mr. Breda serves as Chief Operating Officer of the Company and President and Chief Executive Officer of Delmarva. Subject to election requirements, Mr. Breda will also serve as a director of the Company and Delmarva. The employment agreement has an initial term of three years and will be automatically renewed for successive one year periods, unless a party decides not to renew the agreement and provides notice thereof 60 days prior to the applicable renewal period or the agreement is terminated in accordance with its terms. Pursuant to the Amended Breda Employment Agreement, on the Management Succession Date (defined as described above with respect to the Amended Harrison Employment Agreement), Mr. Breda will become President and Chief Executive Officer of the Company.
Under the Amended Breda Employment Agreement, Mr. Breda initially received a base salary of $275,000 per year, increasing a minimum of ten percent on January 1, 2020 and January 1, 2021, with further increases being subject to the discretion of Delmarva’s board of directors with the recommendation of the compensation committee. Delmarva also provides benefits to Mr. Breda, such as five weeks of vacation, a car allowance, life insurance, retirement plans, reimbursement for business-related club expenses, reimbursement of legal and tax fees up to $7,500 in connection with the negotiation of the employment agreement, and all other benefits that Delmarva or the Company provide from time to time to senior executives. Mr. Breda is entitled to bonus incentive payments as approved by the Company Board and equity awards as approved by the Company Board or compensation committee. These stock awards vest upon a change in control event, as defined in the employment agreement. Also in connection with a change in control, Mr. Breda will be paid three times his salary over 36 months and one times his average bonus. Mr. Breda will also be provided with benefits during such 36-month period.
Mr. Breda’s employment agreement will automatically terminate upon the death or “Disability,” as defined in the employment agreement, of Mr. Breda. The Company or Delmarva may terminate the employment agreement immediately for “Cause,” as defined in the employment agreement, and may terminate the employment agreement without Cause upon providing 60 days prior notice. Additionally, the

Company or Delmarva may terminate the employment agreement for regulatory purposes, as described above. Mr. Breda may terminate the employment agreement with “Good Reason,” as defined in the employment agreement, and may terminate the employment agreement without Good Reason upon providing 60 days prior notice. In connection with a termination without Cause or for Good Reason, Mr. Breda will be paid his salary for the longer of 12 months or the remainder of the then-current term and continue to receive health insurance.
The employment agreement also contains non-compete, non-solicitation, non-interference, return of documents and confidentiality provisions. Additionally, Mr. Breda agrees to devote his full business time and attention to his duties, and may not perform services for or obtain a financial or ownership interest in any other entity without the consent or approval of the Company and Delmarva boards of directors.
J. Adam Sothen.   Upon effectiveness of the Share Exchange, Mr. Sothen became Chief Financial Officer of the Company, in addition to continuing to serve as Executive Vice President and Chief Financial Officer of Virginia Partners. Mr. Sothen continues to serve under his pre-existing employment agreement with Virginia Partners, effective as of December 1, 2018. The employment agreement had an initial term of one year and will be automatically renewed for successive one year periods, unless either party provides written notice of non-renewal 60 days prior to the end of each renewal term or the agreement is otherwise terminated in accordance with its terms. Mr. Sothen is currently entitled to a base salary of $237,000 per year, subject to increase by Virginia Partners’ board of directors or its designee. Mr. Sothen is eligible to participate in the bank’s management incentive plan or other annual incentive plan, to receive equity awards and to participate in employee benefit plans, and is also entitled to five weeks of vacation, two weeks of personal leave and reimbursement of business-related expenses.
Mr. Sothen’s employment agreement will terminate automatically upon the death of Mr. Sothen. Virginia Partners may terminate Mr. Sothen’s employment with or without “Cause,” as defined in the employment agreement, or in the event of “Incapacity,” as defined in the employment agreement, upon 90 days prior written notice. Mr. Sothen may terminate the employment agreement with “Good Reason,” as defined in the employment agreement, and may terminate the employment agreement without Good Reason upon 90 days prior written notice. In connection with a termination without Cause or for Good Reason within one year after a “Change of Control,” as defined in the employment agreement, and subject to Mr. Sothen providing a release, Mr. Sothen will receive a lump sum payment equal to two times his salary, an additional lump sum payment equal to the highest annual bonus amount, if any, earned by Mr. Sothen during the preceding three years, and continued health care benefits for himself and his family for 18 months, with the bank paying the employer portion of the premium therefor. In connection with a termination without Cause or for Good Reason at any other time, and subject to Mr. Sothen providing a release, Mr. Sothen will be paid his base salary over a period of 12 months and will receive continued health care benefits for himself and his family for 12 months, with the bank paying the employer portion of the premium therefor.
The employment agreement also contains confidentiality, non-competition, non-piracy, and non-solicitation provisions.
Equity Compensation.   At the 2021 Annual Meeting held on May 19, 2021, the Company’s shareholders approved the 2021 Incentive Stock Plan, which became effective on that date. The 2021 Incentive Stock Plan is administered by the Company’s Compensation Committee. No equity awards were granted to executive officers of the Company under the 2021 Incentive Stock Plan during 2021.
Virginia Partners Bank Management Incentive Plan.   Virginia Partners maintains a management incentive plan for the purpose of awarding annual cash bonuses to certain employees of the bank, including Mr. Harrison and Mr. Sothen, based on the achievement of annual performance objectives established each year under the plan. The plan is designed to reward performance against key bank-wide strategic objectives. Each year the compensation committee of the board of directors of Virginia Partners develops a template setting forth the percentage of base salary opportunity, performance measures and goals selected from the bank’s approved budget numbers or other objective measure and weightings assigned to each of the performance measures. The performance measures, goals and weightings assigned to them may change from year to year. The compensation committee of the board of directors of Virginia Partners approves or ratifies the amount of the bonus payout for each participant following the end of the annual performance period. Bonus payouts for executive officers of the Company are also reviewed and approved by the Company’s Compensation Committee.
Bank-Owned Life Insurance.   Virginia Partners offers life insurance benefits to certain employees, including Mr. Harrison, in the form of a split dollar plan. Under the split dollar plan, Virginia Partners owns the policy and cash values provide an annual return to Virginia Partners while providing a term insurance benefit to Mr. Harrison, utilizing bank owned life insurance (BOLI) with a portion of the death benefit endorsed to Mr. Harrison through a split dollar agreement. The amount endorsed under the BOLI equals 100% of Mr. Harrison’s base salary at the time of death.
Health and Welfare Benefits.   Delmarva and Virginia Partners provide health and welfare benefits to their respective executive officers, including the named executive officers, generally on the same basis as for all full-time employees of Delmarva and Virginia Partners. These benefits include medical, dental and vision insurance benefits, short-term and long-term disability insurance and life insurance coverage. The Company utilizes a partially self-funded medical plan and pays a portion of the premium attributable to each employee.
401(k) Plan.   Delmarva’s 401(k) plan allows all officers and employees of Delmarva working 1,000 hours or more in a calendar year to defer a portion of their compensation and provides a match of up to 3% of their base salaries, subject to certain IRS limitations. While the decision to match employee contributions is discretionary, all employees receive the same percentage match. During 2021, Delmarva made the maximum matching contributions.
Virginia Partners’ 401(k) and profit-sharing plan allows all officers and non-temporary employees of Virginia Partners to defer a portion of their compensation and provides a match of up to 3% of their base salaries, subject to certain IRS limitations. Through September 30, 2020, the plan also provided a profit-sharing contribution of 3% of base salary to all employees. Effective October 1, 2020, the profit-sharing contribution of 3% of base salary to all employees was changed to a discretionary profit-sharing cash bonus of 3% of base salary to all employees. While the decision to match employee contributions is discretionary, all employees receive the same percentage match. During 2021, Virginia Partners made the maximum matching contributions.
The Company, Delmarva and Virginia Partners do not maintain any non-equity incentive plans, deferred compensation, defined benefit or other defined contribution retirement plans, for named executive officers, or in which such executives may participate.
Shareholder Say on Pay.   At the 2021 Annual Meeting, the Company’s shareholders voted on, among other matters, an advisory and non-binding vote to approve the compensation of the named executive officers as disclosed in the proxy statement for the 2021 Annual Meeting (“say-on-pay proposal”), and an advisory and non-binding vote regarding the frequency of future say-on-pay proposals. At the 2021 Annual Meeting, the Company’s shareholders approved the compensation of the named executive officers and selected the option of every three years as the frequency of future say-on-pay proposals. As a result, the Company expects that the next say-on-pay proposal will be submitted to shareholders at the Company’s 2024 annual meeting of shareholders, and the next advisory vote regarding the frequency of future say-on-pay proposals will be submitted to shareholders at the Company’s 2027 annual meeting of shareholders.

DIRECTOR COMPENSATION
During 2021, the Company, Delmarva and Virginia Partners paid an aggregate of $465,000 in director fees to the non-employee members of the Company’s Board of Directors, including amounts paid for service as a member of the board of directors of Delmarva and Virginia Partners.
During 2021, non-employee directors of Delmarva were entitled to the following fees:
•
annual retainer fee of $10,000; and

•
annual retainer fee for chairman of the board of $66,000.

Non-employee directors of Delmarva were entitled to the following fees for meeting attendance:
•
per Delmarva board meeting attendance fee of $350; and

•
per Delmarva committee meeting attendance fee of $300.

During 2021, non-employee directors of the Company were entitled to the following fees:
•
annual retainer fee for the board of $5,000;

•
annual retainer fee for chairman of the board of $50,000;

•
annual retainer fee for vice chairman of the board of $15,000;

•
per Company board meeting attendance fee of $400; and

•
per Company committee meeting attendance fee of $300 ($400 for committee chair).

During 2021, non-employee directors of Virginia Partners were entitled to the following fees:
•
annual retainer fee of $6,000 ($10,000 for chairman of the board);

•
additional annual committee chair retainer fee of $3,000 for audit & compliance committee and $2,000 for all other committees;

•
per Virginia Partners board meeting attendance fee of $600 ($700 for chairman of the board); and

•
per Virginia Partners committee meeting attendance fee of $300.

The following table sets forth information regarding compensation paid to non-employee directors of the Company during the year ended December 31, 2021 for service as members of the Company’s, Delmarva’s and Virginia Partners’ boards of directors and committees. Members of the Company’s Board of Directors who are employees of the Company, Delmarva or Virginia Partners do not receive additional cash compensation for service on the board of directors or committees of the Company, Delmarva or Virginia Partners.
Name(1)	Fees Earned or Paid in Cash	Option Awards(2)	All Other Compensation(3)	Total
Mona D. Albertine	$36,800	$—	$—	$36,800
Michael W. Clarke	$27,900	$—	$82,100	$110,000
Mark L. Granger	$33,800	$—	$—	$33,800
Kenneth R. Lehman	$44,400	$—	$—	$44,400
Steven R. Mote	$32,100	$—	$—	$32,100
George P. Snead	$50,900	$—	$—	$50,900
James A. Tamburro	$42,300	$—	$—	$42,300
Jeffrey F. Turner	$152,700	$—	$—	$152,700
Robert C. Wheatley	$44,100	$—	$—	$44,100
	$465,000	$—	$82,100	$547,100

(1)
Messrs. Breda and Harrison are executive officers of the Company and do not receive additional cash compensation for service on the Board or committees of the Board.

(2)
As of December 31, 2021, the following non-employee directors held outstanding options for the purchase of Company common stock, which were granted under equity plans that the Company assumed in connection with the Share Exchange: Ms. Albertine: 4,638 options and Mr. Snead: 4,638 options. These options have been subsequently exercised.

(3)
Mr. Clarke is entitled to receive total compensation of $120,000 per year for his service as a director of the Company and Virginia Partners and for his service as a consultant to Virginia Partners. The amount of the consulting fee paid by Virginia Partners for 2021, which was prorated, is equal to the difference between the prorated amount of $110,000 and the combined annual retainer and meeting fee compensation Mr. Clarke earned as a director of the Company and Virginia Partners for 2021.

At the 2021 Annual Meeting held on May 19, 2021, the Company’s shareholders approved the 2021 Incentive Stock Plan, which became effective on that date. The 2021 Incentive Stock Plan is administered by the Company’s Compensation Committee. No equity awards were granted to directors under the 2021 Incentive Stock Plan during 2021.
The Company, Delmarva and Virginia Partners do not maintain any non-equity incentive plans or compensation programs, deferred compensation, defined contribution or defined benefit retirement plans, for non-employee directors, or in which such directors may participate.
Consulting Agreement.   As previously disclosed, Mr. Clarke was appointed to the Company’s Board of Directors on February 8, 2021. In addition to his service as a director of the Company and Virginia Partners, Mr. Clarke also provides consulting services to Virginia Partners to support the bank’s expansion efforts into the Greater Washington and Northern Virginia markets, a geography in which Mr. Clarke has substantial experience. Mr. Clarke is entitled to receive total compensation of $120,000 per year for his service as a director of the Company and Virginia Partners and for his service as a consultant to Virginia Partners. The amount of the consulting fee paid by Virginia Partners each year will be equal to the difference between $120,000 and the combined annual retainer and meeting fee compensation Mr. Clarke earns as a director of the Company and Virginia Partners for that year.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit & Compliance Committee is responsible for the selection of the Company’s independent registered public accounting firm. Yount, Hyde & Barbour P.C. (“YHB”) audited the Company’s financial statements for the year ended December 31, 2021 and has been selected to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
Although ratification is not required, the Board of Directors is submitting the selection of YHB to shareholders for ratification because the Board of Directors values shareholders’ views on the Company’s independent registered public accounting firm, and as a matter of good governance practice.
Representatives of YHB are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.
Principal Accountant Fees
As noted above, YHB was engaged in 2021 as the Company’s independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2021.
The following table presents the aggregate fees for the Company and its subsidiaries, for professional audit services rendered by YHB for 2021 and 2020 for the audit of the annual financial statements of the Company for the years ended December 31, 2021 and December 31, 2020, and fees billed for other services rendered by YHB during those periods. All services reflected in the following table for 2021 and 2020, including the fees and terms thereof, were pre-approved in accordance with the charter of the Audit & Compliance Committee of the Board of Directors.
Year Ended December 31,	2021	2020
Audit Fees(1)	$144,250	$125,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
	$144,250	$125,500

(1)
Audit fees consist of audit and review services, consents, and review of documents filed with the SEC.

Pre-Approval Policies and Procedures
Pursuant to the terms of its charter, the Audit & Compliance Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent registered public accounting firm. The Audit & Compliance Committee, or a designated member of the Audit & Compliance Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent registered public accounting firm to ensure that the provisions of such services does not impair the independent registered public accounting firm’s independence.
Vote Required and Board Recommendation.   With respect to Proposal Two, votes may be cast in favor or against or a shareholder may abstain. If a quorum is present, approval of the ratification of the Company’s independent registered public accounting firm will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal; therefore, abstentions and broker non-votes will have no effect on whether this matter is approved.
The Board of Directors recommends that shareholders vote FOR the ratification of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm.

OTHER MATTERS
As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled and in their discretion, in accordance with the recommendation of the Board of Directors.
SHAREHOLDER PROPOSALS
In order for a shareholder proposal to be considered for possible inclusion in the 2023 proxy statement, it must comply with SEC Rule 14a-8 and be received by the Company on or before July 5, 2023. To be considered for presentation at the 2023 annual meeting of shareholders, although not included in the Company’s proxy statement, notice of such proposal (including nominations of directors) must comply with the Company’s bylaws and must be received by the Company no earlier than the close of business on August 16, 2023 and no later than the close of business on September 15, 2023. In addition to satisfying the requirements in the Company’s Articles of Incorporation and Bylaws, to comply with the SEC’s new universal proxy rules, shareholders who intend to solicit proxies for the 2023 annual meeting of shareholders in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 15, 2023. All shareholder proposals should be sent to the attention of the Company’s Corporate Secretary, Partners Bancorp, 2245 Northwood Drive, Salisbury, Maryland 21801. The proxy solicited by the Board for the 2023 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by this deadline, in writing delivered to the Company’s Corporate Secretary.
ANNUAL REPORT ON FORM 10-K
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and a list of all its exhibits will be supplied without charge to any shareholder upon written request sent to the Company’s principal executive offices: Betsy J. Eicher, Corporate Secretary, Partners Bancorp, 2245 Northwood Drive, Salisbury, Maryland 21801. Exhibits to the Form 10-K are available for a reasonable fee. You may also view the Company’s Annual Report on Form 10-K and its exhibits online at the SEC web page at www.sec.gov or via the Company’s web page at www.partnersbancorp.com under “Investor Relations — SEC Filings.”
By Order of the Board of Directors
By:
/s/ Betsy J. Eicher

Betsy J. Eicher, CPA
Corporate Secretary
November 2, 2022

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/PTRS or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PTRS q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. 1. Election of Directors as Class of 2025 Directors: For Withhold For Withhold For Withhold 01 - John W. Breda 02 - George P. Snead 03 - Jeffrey F. Turner 2. Proposal to ratify the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. For Against Abstain 3. Transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Important: Please date and sign your name as it appears hereon, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If shares are held jointly, each holder should sign. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 03PB0B

The 2022 Annual Meeting of Shareholders of Partners Bancorp (the “Company”) will be held on Wednesday, December 14, 2022 at 10:00 am Eastern time, virtually at www.meetnow.global/MLYJXK9. To attend, vote and submit questions during the virtual Annual Meeting, you must have a voter control number (i.e., the information that is printed in the shaded bar located on the reverse side of this form or provided to you by Computershare). Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on December 14, 2022: The material is available at: www.envisionreports.com/PTRS Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PTRS IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting of Shareholders – December 14, 2022 This Proxy is solicited on behalf of the Board of Directors REVOCABLE PROXY — PARTNERS BANCORP The shareholder whose signature appears on the other side of this proxy card hereby makes, constitutes and appoints Brooke L. Dickerson and Joan K. Sumner, and each of them (with the power of substitution), proxies for the shareholder to represent and to vote, as designated herein, all shares of common stock of Partners
Bancorp (the “Company”) which the shareholder would be entitled to vote if present at the Company’s Annual Meeting of Shareholders to be held on December 14, 2022 and at any adjournment or postponement of the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for election as director and FOR the ratification of the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. This proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.